FIRST AMENDMENT
                                       TO
                               SALANT CORPORATION
                      LONG TERM SAVINGS AND INVESTMENT PLAN
               (As Amended and Restated effective January 1, 1989)

                  Salant Corporation hereby amends the Salant Corporation Long Term Savings and Investment Plan effective as of January 1, 1994 as follows:
                  1.       The following new Section 1.7A is added to the Plan:
                           1.7A "Company  Common Stock Fund" means an Investment
                  Fund, together with the earnings thereon, consisting of Common Stock contributed by the Company or purchased by the Trustee with cash contributions made by the Company. If so directed, the Trustee shall regularly purchase, or cause to be purchased, Common Stock from time to time in the open market or by private purchase, including purchase from the Company of authorized but unissued shares of such Common Stock or shares of such Common Stock held as treasury stock. All purchases and contributions from the Company shall be made at a price equal to the closing price at which the Company's Common Stock was traded as reported in the NYSE-Composite Transactions list reported in the Wall Street Journal for the date of purchase or contribution or if there were no trades on such date, at a price equal to the mean between the "bid" and "asked" prices for such date.

                  2.       The following new Section 1.15A is added to the Plan:
                           1.15A  "Investment  Fund"  means any fund that may be
                  made available for investment under the Plan, or all of such funds.

                  3.       The following new Section 1.20A is added to the Plan:

                           1.20A  "Qualified  Contribution"  for any  Plan  Year
                  means a discretionary contribution made by the Company to satisfy the requirements of Section 3.4 or 4.7 and that (a) may be aggregated with other contributions in accordance with section 3.7 or 4.8, (b) is nonforfeitable at all times, (c) may not be distributed to a Member or beneficiary until the earliest date provided for in Section 401(k)(2)(B) of the Code (determined without regard to Subsection (i)(IV) of such Section) and (d) complies with the requirements of Treasury regulation Section 1.401(k)-1(b) (5).
                  4.       The last sentence of section 3.4 is deleted.
                  5. Section 3.7 is amended to read in its entirety as follows:
                           3.7 (a) In the event the Company  determines that the
                  deferrals elected by highly compensated Members might cause the deferrals under the Plan to fail to meet the limitations of the second sentence of Section 3.4 , the Committee may reduce in an equitable manner, as it in its sole discretion shall determine, the permissible percentages of Compensation which may subsequently be deferred under the Plan by highly compensated Members. Notwithstanding the foregoing, the Committee shall not reduce the permissible Employee Matched Contributions of any highly compensated Member if any other highly compensated Member may make Employee Supplemental Contributions.
                           (b) Salary reductions of highly  compensated  Members
                  may be maintained  within the limit of the second  sentence of
                  Section  3.4 by  reducing  the  salary  reductions  of  highly compensated Members in order of the percentages of salary deferred beginning with the highest of such percentages. The amount by which a Member's salary reductions is so reduced, adjusted for income or loss allocable thereto, and reduced, but not below zero, by the amount of any distribution made or to be made to the Member pursuant to Section 3.6 shall be distributed to the Member no later than December 31 of the Plan Year following the Plan Year for which such excess salary reductions were contributed to the Plan on his behalf.
                           (c) The  Committee  may  elect  to  make a  Qualified
                  Contribution with respect to the Plan Year on behalf of any or all Members. To the extent specified as a qualified nonelective contribution (as defined in Treasury Regulation 1.401(k)-1(g)(13)(ii)), such Qualified Contribution shall be treated as a Salary Deferral Contribution for purposes of
                  Section 3.4.
                           (d) The Committee, in its sole discretion,  may elect
                  to use  any  combination  of the  methods  described  in  this
                  Section 3.7 to satisfy the limitations of Section 3.4; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner. 6. Section
                  4.8 is amended to read in its entirety as follows:
                           4.8 (a) Company Matching Contributions to accounts of
                  highly compensated Members may be maintained within the limit of Section 4.7 by reducing such Company Matching Contributions in order of such highly compensated Members' Company Matching Contributions as a percentage beginning with the highest of such percentages. Such reduction shall be made in proportion to a Member's Company Matching Contributions allocated to his account for the Plan Year to which the reduction relates. The amount of such reduction in the Member's Company Matching Contributions allocated to his account to the extent the Member is vested in his Company Matching Contributions, adjusted for income or loss allocable thereto, shall be distributed to the Member no later than December 31 of the Plan Year following the Plan Year for which such excess salary reductions were contributed to the Plan. The amount of any reduction in the Company Matching Contribution allocated to a Member's account, to the extent that he is not yet vested in his Company Matching Contributions, adjusted for income or loss allocable thereto, shall be a forfeiture as of the December 31 of the Plan Year following the Plan Year for which the excess Company Matching Contribution was made. Any forfeiture pursuant to this Section shall be applied to reduce future Company Matching Contributions under the Plan.
                           (b) The  Committee  may  elect  to  make a  Qualified
                  Contribution with respect to the Plan Year on behalf of any or all Members. To the extent specified as a qualified matching contribution (as defined in Treasury Regulation 1.401(k)-1(g)(13)(i)), such Qualified Contribution shall be treated as a Company Matching Contribution for purposes of
                  Section 4.7.
                           (c) The Committee, in its sole discretion,  may elect
                  to use  any  combination  of the  methods  described  in  this
                  Section 4.8 to satisfy the limitations of Section 4.7; provided, however, that such combination of methods shall be applied in a uniform and nondiscriminatory manner. 7. Section
                  5.2 is amended to read in its entirety as follows:
                         5.2 The Committee shall select the Investment  Funds to
                  be  made  available  for the  investment  of  Salary  Deferral contributions and Company Matching Contributions. The Committee may select additional or substitute Investment Funds. The Trustee may keep any portion of the funds of the Trust Fund in a money market fund or in short-term obligations of the United States Government or agencies thereof or in other types of short-term investments, including commercial paper (other than obligations of the Company or affiliates), as it may from time to time deem to be in the best interests of the Plan or Trust Fund; provided, however, that cash balances (including any interim investment thereof) shall not be maintained in the Company Common Stock Fund except to the extent that such balances are in anticipation of cash distributions from the Company Common Stock Fund or are maintained so as not to disrupt directed purchases of the Trustee required by the Plan.

                  8. Section 5.4 is amended to read in its entirety as follows:
                  5.4 Elections for Investment.  At the time an Employee
                   commences membership
                  under the Plan, he shall also elect in writing to the Committee to have his Salary Deferral Contributions, if any, invested in one or more of the Investment Funds other than the Company Common Stock Fund. During the month of March 1992, or thereafter at the time an Employee commences membership under the Plan, an Employee shall also elect to have his Company Matching Contributions, if any, invested in one or more of the Investment Funds. At the time an Employee contributes an Eligible Rollover Distribution to the Plan, he shall elect in writing to invest such contribution in one or more of Investment Funds other than the Company Common Stock Fund. In no event shall a Member be permitted to elect to have a percentage other than a whole-number multiple of 10% (25% prior to January 1, 1994) of such contributions invested in any one fund. Prior to April 1, 1992, all Company Matching
                  Contributions were invested in the Company Common Stock Fund and could not be transferred to other funds except as provided in subsection 5.5(d).

                  9.  Section 5.5 is amended to read in its entirety as follows:
                  5.5 Change of Elections For Investment. Transfers between Funds. Each
                  Member may, by filing a revised written election with the Committee, make the following changes in his investment elections:

                         (a) He may, not more than once in any calendar quarter,
                  as of any Valuation Date, file a revised investment election applicable to his Salary Deferral Contributions and Company Matching Contributions to be made for the month following such election and thereafter, subject to the limitations contained in Section 5.4.

                         (b) He may, not more than once in any calendar quarter,
                  as of any Valuation Date, elect to reallocate any portion of his account that is invested in the Investment Funds other than the Company Common Stock Fund among the Investment Funds other than the Company Common Stock Fund by specifying what percentage of the value of his account (other than the portion of his account invested in the Company Common Stock Fund) immediately after the reallocation will be held in each such fund selected by him, provided that all such percentages so specified shall be in whole-number multiples of 10% (25% prior to January 1, 1994).

                         (c) Effective April 1, 1992, he may, not more than once
                  in any calendar quarter, as of any Valuation Date, elect to transfer any portion of his account that is invested in the Company Common Stock Fund to the other Investment Funds by specifying what percentage of the amount to be transferred will be held in each such fund selected by him, provided that all such percentages so specified shall be in whole-number multiples of 10%.

                         (d)  Notwithstanding   the  foregoing,   a  Member  who
                  terminates Service at or after age 60, and who is not reemployed shall be entitled to make only one change of investment election thereafter, which election shall be limited to transferring his entire account to a money market fund or a fixed-income fund.

                         All transfers  under these  paragraphs (b), (c) and (d)
                  shall be made as of the Valuation Date of the month in which the Member files a revised written investment election with the Committee.

                  10. The last sentence of Section 6.4 is amended to read in its entirety as follows: Such amounts shall be repaid and restored to the Investment Funds in accordance with the Plan's terms and the portion allocable to a Member's contributions shall be allocated in accordance with his most recent investment election.

                  11.Subsection 8.1(a) is amended to read in its entirety as follows:
                  (a)At the time specified in Section 8.2 and with respect to a Member who was a
                  participant in the Denton Plan prior to January 1, 1992, subject to Section 8.11, the vested portion of a Member's account balance shall be distributed to him or in the event of his death, and subject to Section 8.4(a), to his beneficiary in a lump sum, provided, however, that a Member whose Service is terminated (i) by early retirement at or after the attainment of age 60 and the completion of at least 10 years of Service as provided under the Salant Corporation Retirement Plan, or (ii) after attainment of age 65 whether or not the Member is eligible for retirement under said Retirement Plan, or (iii) by reason of his total and permanent physical or mental Disability as defined in Section 6.2, may elect distribution in a lump sum or in annual installments as nearly equal as practicable over a period of years specified by the Member not to exceed twenty years. All lump sum distributions made on account of termination of Service shall be in cash except for distributions from the Company Common Stock Fund, which shall be in Common Stock, with cash in lieu of fractional shares, unless the Member requests in writing by reasonable notice prior to such distribution that such distribution shall be made solely in cash. A Member who elects installment distributions must waive his right to receive a distribution in Common Stock

Date:  ____________________, 1995                         SALANT CORPORATION


Attest:                                      By:  _____________________________


- -------------------------------